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                                                                   EXHIBIT 10.7

                        THIS LEASE made and entered into this 21 day of
                   December, 1994, between LA SALLE BANK NORTHBROOK, TRUST NO. 001666-00, hereinafter called LESSOR, party of the first part, and SUCCESS NATIONAL BANK, a national banking corporation, hereinafter called LESSEE, party of the second part.

                                    WITNESSETH

                        That LESSOR for and in consideration of the covenants
                   and agreements hereinafter set forth to be kept and performed by the LESSEE, demises and leases to the LESSEE, and the LESSEE does hereby take, accept and rent from the LESSOR, the premises hereinafter described for the period at the rental and upon the terms and conditions hereinafter set forth.

DEMISED                 1. The premises demised and leased hereunder is
PREMISES designated 1368 Shermer Road, Northbrook, Illinois 60062, and consists of a store on the first floor of demised premises approximately 1950 square feet on the first floor and a 30 to 40 car parking lot to be shared by the various tenants in the building containing demised premises. The front vestibule which provides access to the balance of the first floor and to the second floor apartments is not part of demised premises.



TERM OF LEASE;          2. The term of this lease shall commence as set forth
OPTION TO          in Rider hereto and shall expire on November 30, 1997,
RENEW              unless sooner terminated as hereinafter provided, subject
                   to the renewal option per Paragraph 12 of Rider hereto.

LEASE                   3. The term "Lease Year" means a period of twelve (12)
YEAR full consecutive calendar months commencing on the date set forth in Paragraph 2 above. Subsequent Lease Years shall run consecutively, each commencing upon an anniversary of the commencement of the first Lease Year.

PAYMENT                 4. LESSEE hereby covenants and agrees to pay rent to
  OF               LESSOR, which said rent shall be in the form of "fixed
RENT               minimum rent" as hereinafter provided. The payment of said fixed minimum rent shall begin as set forth in Rider hereto.
                   Said rent shall be paid to the order of JOHN S. CLARK, JR.
                   at 1271 Estate Lane, Lake Forest, Illinois 60045, or at such other place or to such other person as LESSOR may from time to time in writing designate.

FIXED                   5. LESSEE shall pay to LESSOR a fixed minimum rent for
MINIMUM            the initial term of this Lease in the amount of $2,700.00
RENT               per month, due and payable in advance on the first day of
TWO (2)            each and every calendar month of each Lease Year, or for any
MONTHS             fractional Lease Year during such Lease term, or for any
FREE               fractional calendar month therein; the fixed minimum rent
RENT               herein provided for a full Lease Year or for the installment for each full calendar month shall be payable in advance and on a proportionate basis.

                           (a) Said $2,700.00 per month fixed minimum rent shall
                   not be due and/or payable for a period of two (2) months from the date LESSEE begins construction per paragraph 2 and/or 6 of Rider hereto.



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CONDITION               6. Except with respect to the matters set forth in
    OF             Paragraph 7 of the Rider hereto, LESSOR or LESSOR'S agents
PREMISES           have made no representation or promises with respect to the demised premises, the equipment therein or the building of which demised premises form a part except as herein expressly set forth. The taking possession of the demised premises by LESSEE shall be conclusive evidence as against LESSEE, that the LESSEE accepts same "as is" and that said premises, equipment and that portion of said building in which demised premises are located were in good and satisfactory condition as of the time of such possession.

USE OF                  7. The demised premises shall be used and occupied by
PREMISES LESSEE for its banking business and for no other purpose and such use and occupancy shall be in compliance with all applicable laws, ordinances and governmental regulations. LESSEE agrees to open for business on the day set forth herein and to operate 100% of the leased premises during the term of this Lease, during regular and customary hours for such type of business and on all business days, unless prevented from doing so by causes beyond LESSEE'S control, such as strikes, fire or casualty, and to conduct its business at all times in a reputable manner, which agreement shall have no force or effect upon or modify the above definition of a Lease Year.

                           LESSEE shall not use the sidewalks adjacent to the
                   leased premises, or other parts of the common areas, for business purposes except ingress and egress without the written consent of LESSOR. The leased premises shall not be used in any manner that is not in accordance with any requirement of law or of any public authority. No auction, fire, bankruptcy or closing-out sales shall be conducted in the leased premises without the advance written consent of the LESSOR. LESSEE will not use or permit the use of the premises in any such manner that will tend to create a nuisance or tend to unnecessarily disturb other tenants or occupants of the property containing demised premises.

CARE OF                 8. LESSEE shall, at its expense, keep the leased
PREMISES;          premises, including, but not limited to, the glass interior
PLATE GLASS        windows of demised premises and signs used by it in a clean,
INSURANCE          safe and sanitary condition; keep sidewalks free from waste and debris; conform to applicable laws, ordinances, regulations and codes; store in rat-proof receptacles and remove daily all trash, waste, sewage and garbage; and, on LESSOR'S request remove any encroachments maintained or authorized by it on any common area without LESSOR'S written consent. Without such written consent, which shall not be unreasonably withheld, LESSEE shall not mark, paint, drill, deface, injure, waste, damage or alter the leased premises;
                   conduct business so as to constitute a nuisance to other
                   LESSEES or occupants; burn trash or garbage within the center; sweep any sweepings into the parking lot or other common area; display merchandise on or about the common area or the premises of other LESSEES or occupants; overload any floor or facility; make any structural alterations except as provided in this Lease; throw foreign substances in plumbing facilities or



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                   use the same for any purpose other than for which
                   constructed.

                           LESSEE agrees to replace all of aforesaid interior
                   glass that is broken in any manner whatsoever, the LESSEE assuming all responsibility for the glass in the premises herein demised, and to cause such liability to be protected by plate glass insurance policy or certificate showing such insurance in force with LESSOR as an additional insured thereunder during the term of this LEASE.

REPAIRS;                9.(a) The leased premises shall at all times be kept by
MAINTENANCE;       LESSEE at its own expense in good order, condition and
SERVICE            repair and in accordance with all laws, directions, rules
CONTRACTS          and regulations of regulatory bodies or officials having
                   jurisdiction in that regard. LESSEE'S obligations to keep the premises in good repair shall include, but not be limited to, repair, maintenance and servicing of the plumbing, sewage, heating, air conditioning and ventilating systems (subject to the provisions of the Rider hereto pertaining to the HVAC system), electrical systems, fixtures and equipment, and interior walls, exterior doors and door closures and hardware, meters, flues and flue pipes, ceiling and floor covering in the leased premises, irrespective of the ownership of any of these items of equipment. If LESSEE refuses or neglects to commence repairs within ten (10) days after written demand, or adequately to complete such repairs within a reasonable time thereafter, LESSOR may make the repairs without liability to LESSEE for any loss or damage that may accrue to LESSEE'S stock or business by reason thereof, and if LESSOR makes such repairs, LESSEE shall pay to LESSOR, on demand, as additional rent, the costs thereof.

                        (b) LESSEE shall enter into contracts with contractors
                   approved by LESSOR for the servicing each Spring and Fall of the air conditioning, ventilating and heating systems, which approval shall not be unreasonably withheld, and shall furnish LESSOR with reasonably adequate reports that inspections have been made by such contractor and that LESSEE has complied with the recommendations in such reports contained. Should LESSEE fail to comply with the requirements of this provision, LESSOR may undertake the obligations and if LESSOR does so, LESSEE shall pay to LESSOR on demand, as additional rent, the costs thereof.

                        (c) In the event that the costs of the repairs to the
                   heating, ventilating and air conditioning systems (HVAC) exceeds the amounts for which LESSEE is responsible and liable under Paragraph 8 of the Rider hereto, then and in that event, LESSOR shall be responsible and liable for the payment of said excess amount and to cause the repairs to be completed within a reasonable period of time. In the event that LESSEE must cause said repairs to be completed at its own expense either because LESSOR does not comply herewith or because of an emergency, then and in either of said events, LESSEE shall be entitled to repayment from LESSOR for aforesaid excess amount.

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LIABILITY;              10. LESSEE shall not carry any stock of goods or do
INSURANCE          anything in or about the leased premises which will in any way impair or invalidate the obligation of any policy of insurance on or in reference to the leased premises or the building in which the leased premises are situated. LESSEE shall keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the leased premises and the business of the LESSEE written by an insurance company or companies acceptable to LESSOR, on terms approved in writing by LESSOR, in which both LESSOR and LESSEE shall be named insureds and in which both LESSEE and LESSOR shall be adequately covered under reasonable limits of liability not less than $1,000,000.00 for injury or death to any one person; and $2,000,000.00 for injury or death to more than one person; and $1,000,000.00 with respect to damage to property. Said policies shall contain provisions prohibiting cancellation without at least thirty
                   (30) days' written notice to LESSOR. LESSEE shall furnish
                   LESSOR with certificates or other acceptable evidence that such insurance is in effect and containing appropriate provisions respecting notice of cancellation. Said liability policies shall cover specifically any and all contractural liability undertaken by LESSEE as in the within Lease set forth.

                           LESSEE agrees that it will at all times during the
                   leased term maintain in force on all of its fixtures and equipment in the premises a policy or policies of fire insurance with a standard extended coverage endorsement attached to the extent of at least eighty percent (80%) of their insurable value, the proceeds of which will, so long as this Lease is in effect, be used for the repair or replacement of the fixtures and equipment so insured. It is understood that LESSOR shall have no interest in the insurance upon LESSEE'S equipment and fixtures, and will sign all documents necessary or proper in connection with the settlement of any claim or loss by LESSEE. LESSEE shall provide LESSOR with copies or certificates of all said policies.

COVENANTS               11. LESSEE shall indemnify and hold LESSOR harmless
 TO HOLD           from and against any expense or liability arising from
HARMLESS;          damage to any person or property in or upon the leased
 LIENS             premises, sidewalks adjoining same designated for LESSEE'S use, including, but not limited to, the person and property of LESSEE, its employees and all persons in the building at its or their invitation. All property kept, stored or maintained in the leased premises shall be so kept, stored or maintained at the sole risk of the LESSEE. LESSEE agrees to pay all sums of money in respect of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to LESSEE in or about the leased premises and do all that is necessary to avoid any mechanic's, materialman's or other liens against the leased premises or against the LESSOR'S interest therein. LESSEE shall furnish LESSOR with contractors' affidavits and full and final waivers of liens and receipted bills covering all labor and materials expended and used in or about the leased premises by or at the request of LESSEE as set forth in Rider hereto. If so requested by LESSOR, LESSEE shall




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                   furnish a letter of credit written by an independent banking or lending institution which is not a subsidiary of, directly affiliated with or a part of LESSEE, in an amount sufficient to protect LESSOR against any mechanics' lien claims for any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to LESSEE in or about the leased premises. LESSOR shall have the right to post and maintain on the leased premises notices of non-responsibility as may be permitted by State law.


DELIVERIES              12. All loading and unloading and all removal of
                   garbage and refuse shall be made through the rear of demised premises.

ASSIGNMENT              13. LESSEE agrees not to sell, assign, mortgage,
    OR             pledge, or in any manner transfer this Lease or any estate
SUBLETTING         or interest thereunder and not to sublet the leased premises or any part or parts thereof and not to permit any licensee or concessionaire therein without the previous written consent of LESSOR in each instance, which consent shall not be unreasonably withheld. Consent by LESSOR to one assignment of this Lease or to one subletting of the leased premises shall not be a waiver of LESSOR'S rights under this article as to any subsequent assignment or subletting.
                   LESSOR'S rights to assign this Lease are and shall remain unqualified.

                           In addition, LESSEE shall not allow or permit any
                   transfer of this Lease or any interest under it, or any lien upon LESSEE'S interest by operation of law, without first obtaining written consent of LESSOR, which consent shall not be unreasonably withheld, and any such transfer, lien, assignment or subletting not so consented to by LESSOR at LESSOR'S option shall be invalid and of no force or effect whatsoever.

                           Any such subleasing or assignment, even with the
                   approval of the LESSOR, shall not relieve LESSEE from liability for payment of the rental herein provided or from the obligation to keep and be bound by the terms, conditions and covenants of this Lease. The acceptance of rent from any other person shall not be deemed to have waived any of the provisions of this article or to be a consent to the assignment of this Lease or subletting of the demised premises. This paragraph shall be binding upon the executors, administrators and personal representatives of LESSEE.

RIGHT TO                14. LESSOR reserves the right to enter upon the leased
INSPECT            premises at reasonable hours to inspect the same, or to make
PREMISES           repairs, additions or alterations to the leased premises or other property, or to exhibit the premises to prospective tenants, purchasers, or others, to enter at any time in the event of an emergency and to display during the last ninety
                   (90) days of the term, without hindrance or molestation by LESSEE, "For Rent" or similar signs on windows or doors in the leased premises.


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QUIET                   15. LESSOR covenants that LESSEE, upon paying the fixed
POSSESSION         minimum rents and real estate taxes (see provisions in Rider re "tax stop"), provided for herein and upon performing the covenants and agreement of Lease to be performed by said
                   LESSEE, will have, hold and enjoy quiet possession of the demised premises, subject to the rights of the holders of any mortgages to which this Lease may be subordinate.

NOTICES                 16. All notices under this Lease shall be deemed to
                   have been properly served if delivered in writing personally or by registered mail to the LESSOR at c/o John S. Clark, Jr., 1271 Estate Lane, Lake Forest, Illinois 60045 or such other place or places as it may designate in writing from time to time, or to the LESSEE personally in writing or by certified mail at One Marriott Drive, Lincolnshire, Illinois 60069, or such other place as it may designate in writing from time to time. Date of service of the notice by mail shall be the date on which the notice is mailed.

SUBORD-                 17. At any time and from time to time, LESSEE agrees,
INATION            upon request in writing from LESSOR, to execute, acknowledge
  AND              and deliver to LESSOR a statement in writing certifying, to
ESTOPPEL           the extent true, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) as of the dates to which the fixed minimum rent, real estate taxes, and other charges have been paid, and making such other accurate certifications as LESSOR'S mortgagee may require.

UTILITIES               18. LESSEE agrees to pay from time to time upon demand
                   all charges or bills for gas, electricity and other utility services used on demised premises, or based upon availability, even though not used after the occupancy date (herein defined as the date a building permit issues to LESSEE from the Village of Northbrook), during the term of this Lease and any renewal thereof. LESSEE shall not be responsible for any prorata share of common area lighting or water unless the usage is for the sole benefit of LESSEE.

DISCON-                 19. LESSOR reserves the right in addition to all other
TINUANCE           available remedies, upon written notice to LESSEE and
  AND              LESSEE'S failure to cure same within a reasonable period of
INTER-             time after receipt of said notice, to cut off and
RUPTION            discontinue gas, water, electricity, air conditioning,
  OF               heating, ventilating, antenna service and any or all other
SERVICE            service, without liability to LESSOR, whenever and during
                   any period for which bills for same or for rent are not promptly paid by LESSEE and where necessary to make repairs or alterations. No such action by LESSOR, or notice thereof, shall be construed as an eviction or disturbance of possession or an election by LESSOR to terminate this Lease.

                           LESSOR shall not be liable in damages or otherwise if
                   the furnishing by LESSOR, or by any other supplier, of any utility service or other service to the leased premises shall be interrupted or impaired by fire, accident, riot, strike, act of God, the making of necessary repairs or improvements or by any causes beyond the control of LESSOR.


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DESTRUCTION             20. If the demised premises shall be partially damaged
                   by fire or other cause, the damage shall be repaired at the expense of LESSOR within a reasonable period of time, not to exceed ninety (90)days, but without prejudice to the rights of subrogation, if any, of LESSOR'S insurer. If such partial damage is not due to fault or neglect of LESSEE, the rent shall abate in proportion to the portion of the premises not usable by LESSEE. If damage or destruction is due to fault or neglect of LESSEE, there shall be no abatement of rent and debris shall be removed by and at the expense of LESSEE. If LESSOR fails to repair within said ninety (90)days, LESSEE may cancel and terminate this Lease. If the premises are rendered wholly untenantable by fire or other cause, and if LESSOR shall decide not to restore the premises, or if the building shall be so damaged that LESSOR shall decide to demolish it, or to rebuild to LESSOR'S specifications (whether or not the demised premises have been damaged), LESSOR may within ninety (90 days after such fire or other cause give written notice to LESSEE of such decision, whereupon LESSEE may retain this Lease upon written notice to LESSOR within three (3) days after receipt of LESSOR'S aforesaid notice.

SURRENDER               21. On the last day of the term demised (as same may be
                   extended), or upon the sooner termination thereof, LESSEE shall peaceably surrender the leased premises in good order, condition and repair, broom-clean, reasonable wear and tear only excepted. LESSEE shall at its expense remove its trade fixtures, signs and carpeting from the leased premises and any property not removed shall be deemed abandoned. LESSEE shall promptly repair at its expense any damage occasioned by removal of its trade fixtures, signs and carpeting. LESSOR at its option, shall have the right to require LESSEE to effect removal of same and, in addition, to effect removal of any alterations, additions, improvements and fixtures (other than said trade fixtures, signs and carpeting) and floors as were installed by LESSEE, and to restore the premises to at least as good condition as same were in as of the date of commencement of the term of this Lease. LESSEE'S obligations under this paragraph shall survive the expiration or other termination of the term of this Lease. If the leased premises be not surrendered at the end of term or the sooner termination thereof, LESSEE shall and does hereby indemnify LESSOR against loss or liability resulting from the delay by LESSEE in so surrendering the premises, including, without limitation, claims made by a succeeding tenant founded on such delay. LESSEE shall promptly surrender all keys for the leased premises to LESSOR at the place then fixed for payment of rent and shall inform LESSOR of combinations on any locks and safes on the leased premises.

BANKRUPTCY              22. Neither this Lease, nor any interest therein nor
                   any estate thereby created shall pass to any trustee or receiver or assignee for the benefit


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                   of creditors or otherwise by operation of law. In the event the estate created thereby shall be taken in execution or by other process of law, or if LESSEE shall be adjudicated insolvent or bankrupt pursuant to the provisions of any State or Federal insolvency or bankruptcy act, or if a receiver or trustee of the property of LESSEE shall be appointed by reason of LESSEE'S insolvency or inability to pay its debts, or if any assignment shall be made of LESSEE'S property for the benefit of creditors, then and in any such events LESSOR may, at its option, in addition to the remedies provided in Article 23, terminate this Lease and all rights of LESSEE herein, by giving to LESSEE notice in writing of the election of LESSOR so to terminate.


DEFAULT                 23. If LESSEE vacates or abandons the premises or
                   permits the same to remain vacant or unoccupied for a period of ten (10) days, or if the rent, or any part thereof, shall be unpaid for ten (10) days, or if default shall be made in the prompt and full performance of any covenant, condition or agreement in this Lease to be kept or performed by LESSEE, and such default or breach of performance shall continue for more than five (5) days after notice thereof to LESSEE, specifying such default or breach of performance, then LESSOR may treat the occurrence of any one or more of the foregoing events as a breach of this Lease and thereupon, at its option, shall have, in addition to all other legal or equitable remedies, the following described remedies:

                           (a) Provided that LESSEE does not cure such default
                   or breach of performance within a reasonable time after receipt of aforesaid written notice from LESSOR to cure same, LESSOR may elect to terminate this Lease and term created hereby in which event LESSOR forthwith may repossess the premises immediately, and by force, if necessary, and remove all persons and their property therefrom and use such force and assistance in effecting and perfecting such removal as the LESSOR may deem advisable to recover at once full and exclusive possession of all of said demised premises, whether said demised premises be in possession of the LESSEE or of third persons, or whether the demised premises be vacant, and LESSEE shall pay at once to LESSOR as liquidated damages a sum of money equal to the rentals provided herein to be paid by LESSEE to LESSOR for the balance of the stated term of this Lease less the obtainable fair rental value of the premises for said period.

                           (b) LESSOR may elect to terminate LESSEE'S right of
                   possession without termination of this Lease by filing a forcible entry and detainer action in which event LESSEE agrees to surrender possession and vacate the premises immediately and deliver possession thereof to LESSOR, and LESSEE hereby grants to LESSOR full and free license to enter into and upon the premises, in whole or in part, with or without process of law, and to


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

                   repossess LESSOR of the premises or any part thereof and to expel or remove LESSEE and any other person, firm or corporation who may be occupying or is within the premises or any part thereof and remove any and all property therefrom, using such force as may be necessary without terminating the Lease or releasing LESSEE in whole or in part from LESSEE'S obligation to pay rent and perform any of the covenants, conditions and agreements to be performed by LESSEE as provided in this Lease without being in any manner guilty of trespass, eviction or forcible entry or detainer and without relinquishing LESSOR'S right to rental or any right of LESSOR in this Lease or by operation of law.

                        Upon and after entry into possession without
                   terminating the Lease, LESSOR shall attempt to mitigate LESSEE'S damages via attempting to relet all or any part of the premises for the account of LESSEE for such rent and upon such terms and to such person, firm or corporation and for such period or periods as LESSOR in its sole discretion shall determine. LESSOR may make repairs to the premises as are necessary. If the consideration collected by LESSOR upon any such reletting for LESSEE'S accounting is not sufficient to pay the rental reserved in this Lease and the cost of said repairs, LESSEE agrees to pay to LESSOR the deficiency upon demand.

HOLDING                 24. If LESSEE holds possession of the demised premises
OVER after the termination of this Lease, whether by lapse of time or otherwise, it shall pay as rent for the whole time during which possession is so withheld an amount equal to four times the prorata fixed minimum rent for a period of time equal to the period during which possession is so withheld. Neither the provisions of this clause nor the acceptance of such liquidated damages by LESSOR shall constitute a waiver of LESSOR'S right to reenter the demised premises or terminate this Lease as herein provided, nor shall any other act or omission to act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease or any renewal thereof or of any other right of LESSOR under the provisions of this Lease or provided by law.

NON-                    25. LESSOR and LESSOR'S agents and employees shall not
LIABILITY          be liable for damage to persons or property sustained by
   AND             LESSEE, or any person claiming through LESSEE, resulting
LIABILITY          from any accident or occurrence in or upon the premises or
OF LESSOR          building of which they shall be a part, which is not
                   attributable


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

                   to the negligence of LESSOR or LESSOR'S agents and employees, including but not limited to, such claims for damage resulting from (a) any equipment or appurtenances becoming out of repair; (b) injury done or occasioned by wind; (c) any defect in or failure of plumbing, heating, or air-conditioning equipment, electric wiring or installation thereof, or gas, water and steam pipes, or walks; (d) broken glass; the backing up of any sewer pipe or downspout; the bursting, leaking or running of any tank, washstand , water closet, waste pipe, drain or any other pipe or tank in, upon or about such building or premises; the escape of steam or hot water, it being agreed that all same are under the control of LESSEE: (e) the falling of any fixture; and, (g) any act, omission or negligence of co-tenants, or of other persons or occupants of building containing demised premises.


NON-DIS-                26. THE LESSEE ACKNOWLEDGES THAT THE BUSINESS OF THE
CRIMINATION        LESSOR AND OF THE OTHER LESSEES IN THE PROPERTY OF WHICH THE
                   SUBJECT PREMISES FORM A PART WILL BE SUBSTANTIALLY IMPAIRED
                   IF ANY FORM OF RACIAL DISCRIMINATION IS PRACTICED BY THE
                   LESSEE. Accordingly, the LESSEE covenants that it will not refuse to serve any customer or employ any person who but for his race, color or creed would be served or employed, nor shall the quality or nature of the service to customers, or the conditions of employment be in any respect differentiated by reason of the race, color or creed of the customer or employee.

DEFAULT BY              27. Except with respect to the matters set forth in
LESSOR;            paragraph 9 of this Lease, LESSOR shall in no event be
CONSEQUENTIAL      charged with default in the performance of any of their
DAMAGES            obligations hereunder unless and until LESSOR shall have
                   failed to perform such obligations within thirty (30) days
                   (or such additional time as is reasonably required to correct any such default) after written notice by LESSEE to LESSOR properly specifying wherein LESSOR has failed to perform any such alleged obligation.

                            Notwithstanding anything in the Lease herein to the
                   contrary, LESSOR shall in no event be charged with or be liable for any consequential damages suffered by LESSEE as a result of LESSOR'S failure to perform any of their obligations under this Lease.

REAL                    28. In addition to the monthly rental as provided
ESTATE             herein, during the term of this Lease, including option
TAX STOP           periods, LESSEE shall pay to LESSOR thirty-four percent
                   (34%) of any increases in real estate taxes levied against the realty containing demised premises that were due and payable in 1994, being the 1993 general real estate taxes in the amount of $15,863.79. Said real estate tax payments to LESSOR shall be due within ten (10) days after LESSOR submits evidence of said increases to LESSEE. LESSEE'S obligation hereunder for 1994 shall be on a prorata basis and shall be abated for the two (2) months for which LESSEE need not pay the fixed minimum rent as per paragraph 5 (a) herein.

ADDITIONAL              29. LESSOR hereby reserves the right at any time to
CONSTRUCTION       make alterations or additions to and build additional stores or apartments on the building in which the premises are contained.

INTEREST                30. In addition to any other remedies LESSOR may have
IF LATE            at law and/or under this Lease, if LESSEE shall fail to pay
PAYMENT            when the same is due and payable any rent or any additional charges which it is liable to pay under this Lease such unpaid amounts shall bear interest from the date thereof to the date of payment at the rate of 15% per annum.

GENERAL                 31. This Lease does not create the relationship of
                   principal and agent or of partnership or of joint venture or of any association between LESSOR and LESSEE, the sole relationship between LESSOR and LESSEE being that of Landlord and Tenant. No waiver of any default of LESSEE hereunder shall be implied from any omission by LESSOR to take any action on account of such default and that only for the time and to the extent therein stated. The consent to or approval by LESSOR of any act by LESSEE requiring LESSOR'S consent or approval shall not waive or render unnecessary LESSOR'S consent to or approval of any subsequent similar act by LESSEE. Each term and each provision of this Lease performable by LESSEE shall be construed to be both a covenant and a condition. No action required or permitted to be taken by or on behalf of LESSOR under the terms or provisions of this Lease shall be deemed to constitute an eviction or disturbance of LESSEE'S possession of the leased premises. The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the leased premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by LESSOR and LESSEE. The marginal or topical headings of the several articles, paragraphs or clauses are for convenience only and do not define, limit or construe the contents of such articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease.

                           The necessary grammatical changes to make the
                   provisions of this Lease apply in the plural sense where there is more than one LESSEE and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

DEFINITION              32. The term "LESSOR" as used herein means only the
OF LESSOR          owner of the land and building which the demised premises
                   form a part, so that in the event of any conveyance or conveyances of said land and building or of said Lease, or in the event of a Lease of said building or of the land and building, the said LESSOR shall be and hereby is entirely freed and relieved of any covenants and obligations of LESSOR hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the grantee, assignee or LESSOR, as the case may be, that the grantee or assignee or LESSOR has assumed and agreed to carry out any and all covenants and obligations of LESSOR hereunder:

CERTIFICATE             33. LESSEE will at no time use or occupy the premises
    OF             in violation of the Certificate of Occupancy issued for the
OCCUPANCY          building. The statement in this Lease of the nature of the business to be conducted by LESSEE shall not be deemed to constitute a representation or guaranty by LESSOR that such use is lawful or permissible in the premises under the Certificate of Occupancy for the building. LESSEE hereby agrees to obtain all necessary licenses from any governmental authority requiring same at its sole instance and expense.

JURY                    34. LESSOR and LESSEE hereby waive trail by jury in any
WAIVER action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this Lease, the relationship of LESSOR and LESSEE, LESSEE'S use or occupancy of the premises, the right to any statutory relief or remedy or any claim of injury or damage.

EFFECT OF               35. If LESSEE fails to exercise its Rights of First
CONVEYANCE         Refusal as provided in Rider hereto, if the building
                   containing the premises shall be sold, LESSEE shall not be relieved of any obligations hereunder, and it shall be assumed that the purchaser/LESSOR of the building has agreed to perform all obligations of LESSOR hereunder.

CONVENANT               36. It is agreed that the provisions, covenants and
TO BIND            conditions of this Lease shall be binding upon and inure to
SUCCESSORS         the benefit of the legal representatives, successors and
                   assigns of the respective parties hereto.

RECORDING               37. LESSEE shall not record this Lease without the
OF LEASE           written consent of the LESSOR.

COST OF                 38. It is agreed that if either party hereto is
 SUIT involuntarily made a party defendant to any litigation concerning this Lease or the demised premises or the premises of which the demised premises are a part by reason of any act or omission of the other party, then the other party shall hold harmless the party made a defendant from all liability by reason thereof, including, but not limited to, reasonable attorney's fees incurred by the party made defendant in such litigation and all court costs. If legal action shall be brought by either of the parties hereto for the unlawful detainer of the premises, for the recovery of any rent or charges due under the provisions of this Lease, or because of the breach of any term, covenant or provisions hereof, the party prevailing in said action (LESSOR OR LESSEE as the case may be) shall be entitled to recover from the party not prevailing the costs of suit and a reasonable attorney's fee which shall be fixed by the judge of the court.

MUTUAL                  39. Whenever (a) any loss, cost, damage or expense
WAIVER OF          resulting from fire, explosion or any other casualty or
  SUB-             occurrence is incurred by either of the parties to this
ROGATION           Lease or anyone claiming by, through or under it in
 RIGHTS            connection with the leased premises, and (b) such party is then either covered in whole
                   or in part by insurance with respect to such loss, cost, damage or expense, or required under this Lease to be so insured, then the party so insured (or so required) hereby releases the other party from any liability that said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered, had insurance been carried as so required) and waives any right of subrogation which might otherwise exist in or accrue to any person or account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within (30) days following written notice, to pay such increased cost thereupon keeping such release and waiver in full force and effect).


MISCELLANEOUS           40. (a) If any term, covenant or condition of this
                   Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                            (b) The laws of the State of Illinois shall govern
                   the validity, performance and enforcement of this Lease. The invalidity and unenforceability of any provision of this Lease shall not affect or impair any other provisions thereof.

RIDER                   41. RIDER ATTACHED HERETO IS HEREBY MADE A PART HEREOF
                   AND INCORPORATED HEREIN.


                   LA SALLE BANK NORTHBROOK    SUCCESS NATIONAL BANK, a national
                   TRUST #001666-00 (LESSOR)   banking corporation      (LESSEE)

                   BY:                         BY:
                      ------------------------    -----------------------------
                      JOHN S. CLARK, JR.,         SAUL D. BINDER    (President)
                      Beneficiary
                                               ATTEST:
                                                      -------------------------
                                                                    (Secretary)

                   RIDER ATTACHED TO, MADE A PART OF AND INCORPORATED INTO LEASE DATED_______________, 1994 BY AND BETWEEN LA SALLE BANK NORTHBROOK, TRUST NO. 001666-00 BY JOHN S. CLARK, JR., BENEFICIARY (LESSOR) AND SUCCESS NATIONAL BANK, A NATIONAL BANKING CORPORATION (LESSEE) COVERING STORE UNIT DESIGNATED AS 1368 SHERMER ROAD, NORTHBROOK, ILLINOIS 60062

                   ------------------------------------------------------------
                   ------------------------------------------------------------

RENTAL           1.  LESSOR hereby acknowledges receipt of $2,700.00 from
DURING               LESSEE in accordance with a Memorandum of Agreement
PRELIMINARY          heretofore entered into between the parties hereto on
PERIODS;             9-22-94 covering rent for the period of August 15, 1994
LIQUIDATED           through September 15, 1994. Additional rent of $2,700.00
DAMAGES              per month thereafter shall be paid during the time LESSEE
                     awaits the necessary authority from the Office of the Comptroller of Currency and LESSEE begins construction as per paragraphs 2 and 6 of this Rider. (a) In the event that such authority is not received by LESSEE within sixty
                     (60) days from the date of aforesaid Memorandum of Agreement, LESSEE may cancel this Lease and aforesaid
                     Memorandum of Agreement, or if said authority is denied
                     LESSEE, LESSEE may cancel same at the time of said denial, wherein, in either of said events, LESSEE shall suffer no further loss or expense other than the rent due and payable as aforesaid, which rent shall be treated as liquidated damages. (b) In the event that LESSEE does not receive a building permit from the Village of Northbrook on or before December 1, 1994, LESSEE may cancel this Lease and aforesaid Memorandum of Agreement at no further loss or expense other than the rent due and payable as aforesaid, which rent shall be treated as liquidated damages. (c) In the event written notice of the denial of the authority per (a) above is not delivered to LESSOR on or before the sixty (60) days set forth therein, or written notice of LESSEE'S inability to receive the building permit per (b) above is not delivered to LESSOR on or before December 1, 1994, it shall be conclusively presumed that the "authority" was given and/or the "building permit" was received.

LESSEE'S         2.  Except as otherwise stated herein and in the Lease, LESSEE
RESPONSIBILITY       shall be solely responsible and liable for the payment of
FOR                  any and all costs and expenses in connection with any and
REMODELING, ETC.     all remodeling, including, but not limited to, build-outs, partitioning, fixtures, changes in the configuration of the parking lot, structures and supports as are required to support a cash vault and other matters and items customarily required in a banking operation, installation of two (2) washroom facilities meeting the requirements of The Americans

                     With Disabilities Act, installation of a night depository drop, drive-up automatic teller machine and/or drive-up windows, a pylon sign (for LESSEE'S exclusive use and which LESSEE may remove upon the termination of the Lease term), and related matters to meet LESSEE'S requirements therefor.

WAIVERS OF       3.  (a) LESSOR hereby reserves the right, upon reasonable
LIENS;               notice, to have LESSEE submit evidence of the payment of
NO MECHANICS'        the costs and expenses and/or proper waivers of liens
LIENS;               covering the costs and expenses per paragraph 2 above and
HOLD-HARMLESS        a contractor's sworn statement covering same. In any
AGREEMENT;           event, LESSEE hereby guarantees that all of said costs and
WORKMEN'S            expenses will be paid when due and that no mechanics liens
COMPENSATION         will be filed against demised premises and/or the premises
AND LIABILITY        containing demised premises by virtue thereof. LESSEE
INSURANCE DURING     hereby holds LESSOR harmless from any and all costs,
CONSTRUCTION         expenses, claims and/or damages arising out of the work
                     done by LESSEE as stated herein. LESSOR shall have the right to post and maintain on the demised premises notices of non-responsibility as may be permitted by law.

                     (b) Before LESSEE begins construction as per paragraphs 2 and 6 of Rider hereto, LESSEE shall submit to LESSOR evidence of the following, covering the period of said construction, to wit:

                         (1) Workmen's Compensation Insurance pursuant to applicable Illinois' laws.

                         (2) Contractors' general liability insurance written by an insurance company or companies acceptable to LESSOR, on terms approved in writing by LESSOR, in which both LESSOR and LESSEE shall be named as insureds and in which both LESSOR and LESSEE shall be adequately covered under reasonable limits of liability not less than $1,000,000.00 for injury or death to any one person; $2,000,000.00 for injury or death to more than one person; and $1,000,000.00 with respect to damage to property. Said Policy(ies) shall contain provisions prohibiting cancellation without written notice to LESSOR. LESSEE shall furnish LESSOR with certificates or other acceptable evidence that such insurance is in effect and containing appropriate provisions respecting notice of cancellation. Said liability policy(ies) shall cover specifically any and all contractural liability undertaken by LESSEE as in the written Lease and/or this Rider set forth.

LESSOR'S         4.  LESSOR hereby reserves the right to approve any and all
APPROVAL             changes in the configuration of the parking lot and of the
REQUIRED             installation by LESSEE of a night depository drop,
                     drive-up automatic teller machine and/or drive-up windows, which approval shall not be unreasonably withheld.

COMPLIANCE       5.  All remodeling and work done by LESSEE per Paragraphs 2 &
WITH LAWS,           6 herein, and wherever set forth in this Lease and Rider
ORDINANCES, AND      thereto, shall be done in full compliance with all laws,
REGULATIONS          ordinances and regulations of the Village of Northbrook,
                     Illinois, and any and all governmental and regulatory bodies having jurisdiction thereof.

AMERICANS        6.  LESSEE hereby agrees to comply with the provisions of The
WITH                 Americans With Disabilities Act insofar as same applies
DISABILITIES         toward providing access to demised premises. LESSOR hereby
ACT; ACCESS          agrees to pay the lesser of $3,017.50 or one-half (1/2) of
TO DEMISED           the cost to comply therewith; LESSEE hereby agrees to pay
PREMISES             the balance thereof.

FIRE &           7.  If required by the Village of Northbrook, Illinois, LESSOR
SAFETY               shall, at LESSOR'S sole instance and expense, install such fire and other safety equipment in demised premises and the building containing demised premises, as is so required, including, but not limited to, additional exit signs and emergency lighting which are not needed in LESSEE'S operation, per se.

HVAC             8.  Supplemental to the provisions of Paragraph 9 of the
SYSTEMS              Lease, LESSEE shall, at all times during the duration of
                     this Lease, including any option periods, be responsible and liable for all repairs to the heating, ventilating and air conditioning systems (HVAC) on demised premises, at LESSEE'S sole instance and expense, in maximum amounts of $500.00 per occurrence, or $1,250.00 per year.

LESSOR'S         9.  (a) LESSOR shall, at all times during the duration of this
OBLIGATIONS          Lease, including any option periods, be responsible and
                     liable for all exterior maintenance of the property containing demised premises and all appurtenances thereto
                     (except for appurtenances installed by LESSEE), payment of real estate taxes and fire and extended coverage insurance on said property.

                     (b) LESSOR shall keep, or cause to be kept, the common areas in a neat, clean and orderly condition, properly lighted and landscaped, and shall repair any damage to the facilities thereof within a reasonable time.

                     (c) Within the bounds of reasonableness and propriety, LESSOR shall provide LESSEE with such assistance as may be necessary to complete LESSEE'S program of rehabilitation of demised premises and implementation and opening of a branch banking facility.

RIGHT OF         10. In the event LESSOR desires to sell the property
FIRST                containing demised premises, or any part thereof, anytime
REFUSAL              during the duration of the lease, including any option
RE SALE              periods, to a bona-fide purchaser other than a member of
                     LESSOR'S family, then and in that event, LESSOR shall first offer same for sale to LESSEE. If LESSOR and LESSEE cannot agree on a sales price and/or terms thereof within thirty (30) days, then said property can be offered to other prospective purchaser(s) for sale subject to the first refusal right of LESSEE herein to purchase same upon the same, or substantially the same sales price and terms as agreed upon between LESSOR and a prospective purchaser, which "right of first refusal" shall be exerciseable by LESSEE via delivering a signed offer and earnest money to LESSOR within five (5) days after receipt of written notice from LESSOR of said agreement between LESSOR and said prospective purchasers accompanied by a copy of said agreement.

RIGHT OF         11. In the event additional space in the property containing
FIRST                demised premises becomes available for rental and/or
REFUSAL              leasing and LESSOR desires to rent and/or lease same to a
RE LEASING           prospective tenant other than a member of LESSOR'S family, then and in that event, LESSOR shall first offer same for rent and/or lease to LESSEE. If LESSOR and LESSEE cannot agree on a rental amount and/or terms of a lease or other tenancy within ten (10)days, then said space can be rented to other prospective tenant(s) subject to the first refusal right of LESSEE herein to rent same upon the same, or substantially the same, rental amount and terms as agreed upon between LESSOR and a prospective tenant, which "right of first refusal" shall be exerciseable by LESSEE via written notice to LESSOR within five (5) days after receipt of written notice from LESSOR of said agreement between LESSOR and a prospective tenant accompanied by a copy of said agreement.

OPTIONS          12. Provided that LESSEE is not in default at the times
TO RENEW mentioned herein, LESSOR hereby grants to LESSEE two (2) options of five (5) years each to renew the term of this Lease at a rental of $2,700.00 per month plus annual increases, beginning with the first month of the first option year, commensurate with increases, if any, in the Consumer Price Index for all Urban Consumers, U.S. City Average (with a Base of 1982-84 =100), published by the Bureau of Labor Statistics of the United States Department of Labor or by any successor agency of the U.S.Government. In no event shall the rent be less than $2,700.00 per month. All other terms and provisions of the Lease shall apply during the option periods. To exercise the option to renew, LESSEE must serve written notice thereof on LESSOR no later than six (6) months prior to the expiration of the preceding term of the Lease.

CONFLICTS        13. Should there by any conflicts and/or ambiguities between
AND/OR               the provisions of this Rider and the Lease to which it is
AMBIGUITIES          attached, made a part of and incorporated into, the
                     provisions of this Rider shall govern.

INDING:          14. The terms and provisions of the Lease and this Rider
INURING;             thereto shall be binding upon and inure to the benefit of
HEIRS, ETC.          the parties' heirs,
                     legatees, devisees, Executors, Administrators, personal representatives, assigns, transferees or other successors-in-interest.

                 IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                 LA SALLE BANK NORTHBROOK      SUCCESS NATIONAL BANK, a National
                 TRUST #001666-00 (LESSOR)     Banking Corporation      (LESSEE)

                 By: /s/ John S. Clark         By: /s/ Saul D. Binder
                     ---------------------         -----------------------------
                     JOHN S. CLARK, JR.            SAUL D. BINDER    (President)
                             (Beneficiary)

                                               Attest: /s/ Ronald D. ?
                                                       -------------------------
                                                                     (Secretary)